UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2026

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange,

Waterloo Road, Dublin 4, Ireland D04 E5W7

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 011-353-1-634-7800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2026, Jazz Pharmaceuticals, Inc. (“Parent”), a wholly owned subsidiary of Jazz Pharmaceuticals Public Limited Company (“Jazz”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Knight Acquisition Corp., a Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent (“Merger Sub”), Actio Biosciences, Inc., a Delaware corporation (the “Company”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Securityholders, and Jazz, solely for the purposes of providing a guaranty pursuant to Section 11.21 of the Merger Agreement. Pursuant to the Merger Agreement, Parent will acquire the Company by way of a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of capital stock of the Company issued and outstanding (other than certain excluded shares as specified in the Merger Agreement) will be converted into the right to receive an amount per share equal to a quotient obtained by dividing the Aggregate Upfront Transaction Value (as defined below) by the fully diluted number of Company shares (the “Upfront Per Share Amount”). Under the Merger Agreement, the Aggregate Upfront Transaction Value is based upon an initial amount of $820,000,000 and adjusted for certain customary items, including (without limitation) positive adjustments for cash and negative adjustments for the Company’s unpaid transaction expenses, certain indebtedness, certain unpaid tax amounts and other liabilities. At the Effective Time, each option to purchase shares of common stock of the Company (“Company Option”), other than underwater Company Options (which will be terminated for no consideration), that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time will be cancelled and the holder thereof will be entitled to receive the applicable Upfront Per Share Amount net of the exercise price and subject to other customary adjustments. Existing warrants to purchase shares of common stock of the Company (“Company Warrants”) will not be assumed by Parent; instead, the Company will use reasonable best efforts to cause any holders of outstanding Company Warrants to sign agreements to cancel, terminate and extinguish such Company Warrants as of the Effective Time in exchange for the right to receive consideration set out in the Merger Agreement. Underwater Company Warrants will be cancelled and terminated without consideration.

In addition, holders of Company capital stock, Company Options and Company Warrants will be entitled to receive contingent milestone payments of up to $500,000,000 in the aggregate. These milestone payments consist of (i) a development milestone payment of $250,000,000, payable upon the achievement of regulatory approval for a product containing the compound ABS-1230 for KCNT1-Related Epilepsy (the “Development Milestone”); (ii) a first sales milestone payment of $100,000,000, payable upon the first achievement of $500,000,000 in annual net sales of products containing ABS-1230 (the “First Sales Milestone”); and (iii) a second sales milestone payment of $150,000,000, payable upon the first achievement of $1,000,000,000 in annual net sales of products containing ABS-1230 (together with the First Sales Milestone, the “Sales Milestones”). The milestones are subject to customary terms and conditions.

The Merger Agreement includes customary representations, warranties, and covenants for a transaction of this nature. Pursuant to the Merger Agreement, the former holders of Company capital stock, Company Options (other than underwater Company Options) or Company Warrants (other than underwater Company Warrants) as of immediately prior to the Effective Time (the “Participating Securityholders”) will severally indemnify Parent and its affiliates for (among other line items) breaches of certain of the Company’s representations, warranties, and covenants contained in the Merger Agreement.

The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including: (i) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary materiality qualifiers; (ii) the performance by the Company in all material respects of its covenants and agreements contained in the Merger Agreement; (iii) the absence of a continuing Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement; (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and receipt of other required governmental consents; (v) the adoption of the Merger Agreement by the stockholders of the Company by the stockholder vote required under the Company’s organizational documents and by holders of at least 85% of the outstanding shares of Company capital stock; (vi) the execution and delivery of certain closing deliverables; (vii) the completion of the Spin-Out Transactions (as defined and discussed below); (viii) the absence of any order, injunction, or other legal restraint prohibiting the

Merger; and (ix) the continued employment of a specified employee of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver of certain conditions, including (i) the accuracy of the representations and warranties of Parent and Merger Sub in all material respects; (ii) the performance by Parent and Merger Sub in all material respects of their covenants and agreements contained in the Merger Agreement; (iii) the expiration or termination of the applicable waiting period under the HSR Act and receipt of other required governmental consents; (iv) the absence of any order, injunction, or other legal restraint prohibiting the Merger; (v) the completion of the Spin-Out Transactions (as defined below); and (vi) the receipt of certain closing deliverables.

Prior to the Effective Time, the Company will complete a spin-out transaction (the “Spin-Out Transaction”) pursuant to which certain non-ABS-1230 programs of the Company will be transferred to a newly formed separate company (the “SpinCo”). Parent will have a minority equity stake in SpinCo and certain related rights. As noted above, the completion of the Spin-Out Transaction is a closing condition for the consummation of the Merger.

The Merger Agreement contains customary termination rights for a transaction of this type, including the right to terminate if the Closing has not occurred by an “End Date” that is five months after the date of the Merger Agreement. The Merger Agreement does not contemplate any termination fees.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Jazz or the Company.

The Merger Agreement contains representations, warranties, covenants, and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Jazz’s stockholders. In particular, the representations, warranties, covenants, and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, Jazz undertakes no obligation to update such information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated as of August 10, 2026, by and among Actio Biosciences, Inc., Jazz Pharmaceuticals, Inc., Knight Acquisition Corp., Shareholder Representative Services LLC and, solely for the purposes of Section 11.21 thereto, Jazz Pharmaceuticals Public Limited Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Jazz agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request; provided, however, that Jazz may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

#

Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company will furnish supplementally a copy of any omitted information to the Securities and Exchange Commission upon request.

* * * * *

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Jazz and its subsidiaries, including statements regarding Jazz’s proposed acquisition of the Company, the anticipated timing of the closing of the proposed acquisition, the prospective benefits of the proposed acquisition, and the potential of ABS-1230 for the treatment of KCNT1-Related Epilepsy. These statements, which represent Jazz’s current expectations or beliefs concerning various future events, may contain words such as “may,” “will,” “would,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “project,” “seek,” “should,” “strategy,” “future,” “opportunity,” “potential” or other similar words and expressions indicating future results. Actual results could differ materially from those anticipated in these forward-looking statements.

Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the Merger; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; uncertainties related to the achievement of the Development Milestone and the Sales Milestones; the possibility that the transaction does not close; risks related to the parties’ ability to realize the anticipated benefits of the proposed acquisition; the risk of disruption to Jazz’s or the Company’s business; the effects of the transaction on relationships with employees, customers, suppliers, or other business partners; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials; the time-consuming and uncertain regulatory approval process; the risk of litigation or regulatory actions related to the proposed acquisition, including pending litigation involving the Company; the successful completion of the Spin-Out Transactions prior to closing; the receipt of stockholder approval on the terms contemplated by the Merger Agreement; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to Jazz’s or the Company’s business operations and financial results; and other risks and uncertainties affecting Jazz, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz’s filings and reports with the U.S. Securities and Exchange Commission, including Jazz’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Any forward-looking statements are made based on the current beliefs and judgments of Jazz’s management, and the reader is cautioned not to rely on any forward-looking statements made by Jazz. Except as required by law, Jazz does not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Philip L. Johnson
Name:	Philip L. Johnson
Title:	Executive Vice President and Chief Financial Officer

Date: August 10, 2026